EXHIBIT 3.6
                                                                ___________
             AGREEMENT AND PLAN OF MERGER OF SUN WORLD, INC.
                         A DELAWARE CORPORATION,
                                   AND
          SUN WORLD INTERNATIONAL, INC., A DELAWARE CORPORATION



               THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of September 13, 1996 by and between Sun World International, Inc., a Delaware corporation ("SWI"), and Sun World, Inc., a Delaware corporation and a wholly-owned subsidiary of SWI ("Sun World"). Sun World and SWI are sometimes referred to herein as the "Constituent Corporations."

                                 RECITALS

        A. SWI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has an authorized capital of Three Hundred Seventy Five Thousand (375,000) shares, consisting of (i) Three Hundred Thousand (300,000) shares of common stock, $1.00 par value ("SWI Common Stock"), and (ii) Seventy Five Thousand (75,000) shares of preferred stock, $300.00 par value ("SWI Preferred Stock"). As of the date hereof, Forty Two Thousand (42,000) shares of SWI Common Stock and Thirty Eight Thousand Five Hundred One (38,501) shares of SWI Preferred Stock are issued and outstanding.

       B..    Sun World is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has an authorized capital of One Thousand (1,000) shares of common stock, $1.00 par value ("Sun World Common Stock" or "Surviving Corporation Common
Stock"). As of the date hereof, One Thousand (1,000) shares of Sun World Common Stock are issued and outstanding.

       C. SWI and Sun World, among other entities, have filed a plan of reorganization, Case No. SB94-23212 DN ("Plan") under title 11 of the United States Code ("Bankruptcy Code");

      D. To comply with the terms of the Plan (i) the Board of Directors of SWI has determined that it is advisable and in the best interests of SWI that SWI merge with and into Sun World upon the terms and conditions herein provided, and (i) the Board of Directors of Sun World has determined that it is advisable and in the best intereests of Sun World that SWI merge with and into Sun World upon the terms and conditions herein provided. Terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan.

       NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Sun World and SWI hereby agree, subject to the terms and conditions set forth, as follows:


                                    I.

                          EFFECTUATION OF MERGER

   1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and applicable bankruptcy law, upon the Effective Date of Merger, as defined below, SWI shall be merged with and into Sun World (the "Merger"), the separate existence of SWI shall cease, and Sun World shall be, and is herein sometimes referred to as, the "Surviving Corporation", and the name of the Surviving Corporation shall become Sun World International, Inc.

   1.2 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SUN WORLD. Prior to or concurrent with the Effective Date of Merger, as hereinafter defined, the Amended and Restated Certificate of Incorporation of Sun World, a copy of which is attached hereto as Exhibit A ("Amended and Restated Sun World Certificate"), shall be filed with the Delaware Secretary of State. The Amended and Restated Sun World Certificate shall, among other things, (i) increase the number of authorized shares of Sun World Common Stock from One Thousand (1,000) to Three Hundred Thousand (300,000) and establish a par value of $0.01 for each such share, (ii) create a class of Sun World preferred stock, $300 par value ("Sun World Preferred Stock"), and (iii) authorize the issuance of up to Seventy Five Thousand (75,000) shares of such Sun World Preferred Stock. The parties agree that the Amended and Restated Sun World Certificate shall, among other things, prohibit the issuance of nonvoting securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.

   1.3 FILING AND OTHER REQUIREMENTS FOR EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

       (a)  The occurrence of the Effective Date;

       (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

       (c) The executed certificate of merger, a copy of which is attached hereto as Exhibit B ("Certificate of Merger") and the Amended and Restated Sun World Certificate shall have been filed with the Secretary of State of the State of Delaware.

   The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of Merger."

   1.4 SUCCESSION. Upon the Effective Date of Merger, the separate existence of SWI shall cease and Sun World, as the Surviving Corporation,
(i) shall continue to possess all of its assets, rights, privileges, powers and property as constituted immediately prior to the Effective Date of Merger, (ii) shall be subject to all actions previously taken by SWI and SWI's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of SWI in the manner of and as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of SWI in the same manner as if Sun World had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law.

                                   II.

                      MANNER OF CONVERSION OF STOCK

   2.1 SWI CAPITAL STOCK. Upon the Effective Date of Merger, each share of SWI Common Stock issued and outstanding immediately prior thereto and each share of SWI Preferred Stock issued and outstanding immediately prior thereto, shall, by virtue of the Merger and without any further action by the Constituent Corporations, their stockholders, or any other person, be converted into and exchanged for fully paid and nonassessable shares of the Surviving Corporation, on the basis of one share of Sun World Common Stock or Sun World Preferred Stock, as the case may be, for every share of SWI Common Stock or SWI Preferred Stock.

   2.2 OPTION AND WARRANTS. Upon the Effective Date, pursuant to the terms of the Plan, all of SWI's outstanding options or warrants to purchase shares of either SWI Common Stock or SWI Preferred Stock shall be canceled.

   2.3 SUN WORLD COMMON STOCK. Upon the Effective Date of Merger, each share of Sun World Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

   2.4 NO EXCHANGE OF CERTIFICATES.  After the Effective Date of
Merger, Holders of certificates representing either SWI Common Stock or SWI Preferred Stock will not be instructed to present such certificate or certificates to the Surviving Corporation or its transfer agent for exchange for certificates of the Surviving Corporation. Each certificate or certificates representing shares of either SWI Common Stock or SWI Preferred Stock shall be honored as if such certificate or certificates were for the same number of shares of the Surviving Corporation's Common Stock or Preferred Stock into which the surrendered shares were converted as herein provided, and shall be deemed for all purposes to evidence ownership of and to represent the number of whole shares of the Surviving Corporation's Common Stock or Preferred Stock.

       The registered owner on the books and records of the Surviving Corporation or the Surviving Corporation's transfer agent of any such outstanding certificate shall have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon, the shares of the Surviving Corporation represented by such outstanding certificate as provided above.



                                   III.

                CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

   3.1 AMENDED AND RESTATED CERTIFICATE. The Amended and Restated Sun World Certificate shall become the certificate of incorporation of the Surviving Corporation in accordance with the provisions hereof and thereof and applicable law.

   3.2 AMENDED AND RESTATED BYLAWS. The amended and restated bylaws of Sun World, a copy of which are attached hereto as Exhibit C ("Amended and Restated Sun World Bylaws") shall become the bylaws of the Surviving Corporation until duly amended in accordance with the provisions hereof and thereof and applicable law.

   3.3 DIRECTORS AND OFFICERS. The directors and officers of the Surviving Corporation at the Effective Date of Merger shall be as listed in the Certificate of Merger.

                                   IV.

                              MISCELLANEOUS

   4.1 COVENANTS OF SUN WORLD. Sun World covenants and agrees that it will, on or before the Effective Date of Merger:

       (a) File any and all documents with the Delaware Franchise Tax Board necessary for the assumption by Sun World of all of the franchise tax liabilities of SWI.

       (b) Take such other actions as may be required by the Delaware General Corporation Law in order to effectuate the Merger and to carry out the purpose and intent of this Agreement.

   4.2. FURTHER ASSURANCES. From time to time, as and when required by Sun World or by its successors or assigns, there shall be executed and delivered on behalf of SWI such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Sun World the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of SWI and otherwise to carry out the purpose of this Agreement, and the officers and directors of Sun World are fully authorized in the name and on behalf of SWI or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

   4.3 REGISTERED OFFICE.  The registered office of the Surviving
Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

   4.4 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at Sun World International, Inc., 5544 California Avenue, Suite 280, Bakersfield, California 93309, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

   4.5 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware.

   4.6 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                        SUN WORLD INTERNATIONAL, INC.
ATTEST:                                 a Delaware corporation


By:  /s/ Paul W. Knupp                  By:  /s/ Richard Nevins
__________________________              -----------------------
     Paul W. Knupp                           Richard Nevins

Title:  Secretary                       Title:  Chief Restructuring Officer

                                               SUN WORLD, INC.
ATTEST:                                        a Delaware corporation

By:  /s/ Paul W. Knupp                  By:  /s/ Richard Nevins
----------------------                  -----------------------------
     Paul W. Knupp                           Richard Nevins

Title:  Secretary                       Title: Chief Restructuring Officer